EXHIBIT 21
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                 NEWELL RUBBERMAID INC. AND SUBSIDIARIES
                          SIGNIFICANT SUBSIDIARIES
                          ------------------------



                           STATE OF
           NAME          ORGANIZATION             OWNERSHIP
           ----          ------------             ---------

    Berol Corporation     Delaware      72.65% of stock is owned by
                                        Newell Rubbermaid Inc.;
                                        27.35% of stock is owned by
                                        Newell Operating Company

    Newell Investments,   Delaware      52.4% of stock is owned by
    Inc.                                Newell Operating Company; 24.1%
                                        of stock is owned by Newell
                                        Rubbermaid Inc.;
                                        11.4% of stock is owned by
                                        Newell Window Furnishings, Inc.;

                                        11.3% of stock is owned by
                                        Intercraft Company;
                                        0.8% of stock is owned by
                                        Rubbermaid Incorporated

    Newell Operating      Delaware      77.5% of stock is owned by
    Company                             Newell Rubbermaid Inc.;
                                        22.5% of stock is owned by
                                        Newell Holdings Delaware, Inc.

    Rubbermaid            Ohio          100% of stock is owned by Newell
    Incorporated                        Rubbermaid Inc.


    Rubbermaid Texas      Texas         Rubbermaid Incorporated is a
    Limited                             general partner with a 1%
                                        ownership interest;
                                        Rubfinco Inc. (which is 100%
                                        owned by Rubbermaid
                                        Incorporated) is a limited
                                        partner with a 99% ownership
                                        interest

    Sanford Investment    Delaware      100% of stock is owned by Berol
    Company                             Corporation

    Sanford, L.P.         Illinois      Newell Operating Company is a
                                        general partner with a 1.62%
                                        ownership interest;
                                        Sanford Investment Company
                                        (which is 100% owned by Berol
                                        Corporation) is a limited
                                        partner with a 98.38% ownership
                                        interest